Exhibit 2.6

Pricing Supplement dated 7 October 2004

REPSOL INTERNATIONAL FINANCE B.V.

Issue of Euro 1,000,000,000 4.625 per cent.

Guaranteed Notes due 8 October 2014

Guaranteed by Repsol YPF, SA

under the Euro 5,000,000,000 Guaranteed Euro Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 4 November 2003. This Pricing Supplement must be read in conjunction with such Offering Circular.

1	(i) Issuer:	Repsol International Finance B.V.

	(ii) Guarantor:	Repsol YPF, S.A.

2	(i) Series Number:	5

	(ii) Tranche Number:	1

3	Specified Currency or Currencies:	Euro

4	Aggregate Nominal Amount:

	(i) Series:	Euro 1,000,000,000

	(ii) Tranche:	Euro 1,000,000,000

5	(i) Issue Price:	99.592 per cent. of the Aggregate Nominal Amount

	(ii) Net proceeds:	Euro 996,700,000

6	Specified Denomination:	Euro 1,000, Euro 10,000 and Euro 100,000

7	(i) Issue Date:	8 October 2004

	(ii) Interest Commencement Date	Issue Date

8	Maturity Date:	8 October 2014

9	Interest Basis:	4.625 per cent. Fixed Rate (further particulars specified below)

10	Redemption/Payment Basis:	Redemption at par

11	Change of Interest or Redemption/Payment Basis:	Not applicable

12	Put/Call Options:	Not applicable

13	Listing:	Luxembourg

14	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST PAYABLE

15	Fixed Rate Note Provisions	Applicable

1

	(i)	Rate of Interest:	4.625 per cent. per annum payable annually in arrear

	(ii)	Interest Payment Dates:	8 October in each year, commencing on 8 October 2005, up to, and including, the Maturity Date, subject to adjustment in accordance with the Modified Following Business Day Convention

	(iii)	Fixed Coupon Amount:	Euro 46.25 per Euro 1,000 in nominal amount

Euro 462.50 per Euro 10,000 in nominal amount

Euro 4,625 per Euro 100,000 in nominal amount

	(iv)	Broken Amount:	Not applicable

	(v)	Day Count Fraction (Condition 4(k)):	Actual/Actual - ISMA

	(vi)	Determination Dates (Condition 4(k)):	Interest Payment Dates

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	Not Applicable

16	Floating Rate Provisions		Not applicable

17	Zero Coupon Note Provisions		Not applicable

18	Index Linked Interest Note Provisions		Not applicable

19	Dual Currency Note Provisions		Not applicable

PROVISIONS RELATING TO REDEMPTION

20	Call Option		Not applicable

21	Put Option		Not applicable

22	Final Redemption Amount of each Note		Euro 1,000 per Note of Euro 1,000 Specified Denomination

Euro 10,000 per Note of Euro 10,000 Specified Denomination

Euro 100,000 per Note of Euro 100,000 Specified Denomination

23	Early Redemption Amount

(i)

Early Redemption Amount(s)

payable on redemption for taxation

reasons (Condition 5(c)) or an event

of default (Condition 8) and/or the

method of calculating the same (if

required or if different from that set

out in the Conditions):

As set out in the Conditions

	(ii)	Redemption for taxation reasons	Yes

2

permitted on days other than Interest Payment Dates (Condition 5(c)):

	(iii) Unmatured Coupons to become void upon early redemption (Bearer Notes only) (Condition 6(e)):	No

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24	Form of Notes:	Bearer Notes

	(i) Temporary or permanent global Note:	Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note

	(ii) Applicable TEFRA exemption:	D Rules

25	Additional Financial Centre(s) (Condition 6(g)) or other special provisions relating to payment dates:	Not Applicable

26	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

27	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	Not Applicable

28	Details relating to Instalment Notes:	Not Applicable

29	Redenomination, renominalisation and reconventioning provisions:	Not applicable

30	Consolidation provisions:	Not applicable

31	Other terms or special conditions:	Not Applicable

DISTRIBUTION

32	(i) If syndicated, names of Managers:	Banco Bilbao Vizcaya Argentaria, S.A. Banco Santander Central Hispano, S.A. BNP PARIBAS Caixa d’Estalvis i Pensions de Barcelona Citigroup Global Markets Limited Merrill Lynch International

	(ii) Stabilising Agent (if any):	Merrill Lynch International

33	If non-syndicated, name of Dealer:	Not Applicable

34	Additional selling restrictions:	The applicable Dutch selling restrictions, for this issue of Notes, are included in

3

paragraph (d) of the “Subscription and Sale – Selling Restrictions – The Netherlands” section of the Offering Circular. These selling restrictions are as follows:

The Netherlands

Each Manager has represented and agreed that the Notes may only be offered anywhere in the world to persons who (i) are professional investors (as defined below); or (ii) are resident (as defined below) outside The Netherlands, provided that (i) the offer, this Pricing Supplement and each announcement of the offer states that the offer is and will only be made to persons who are professional investors or who are resident outside The Netherlands, (ii) the offer, the Offering Circular, this Pricing Supplement and each announcement of the offer comply with the laws and regulations of any state where the persons to whom the offer is made are resident and (iii) a statement by the Issuer that those laws and regulations are complied with, is submitted to the Netherlands Authority for the Financial Markets before the offer is made and is included in this Pricing Supplement and each such announcement where:

“resident” means persons who are established, domiciled or have their residence (collectively, “are resident”) in The Netherlands

“professional investors” means any individual or legal entity who trades or invests in securities in the conduct of its profession or trade within the meaning of The Netherlands Act on the Supervision of Securities Trade 1995 (Wet toezicht effectenverkeer 1995) (which includes credit institutions, securities institutions (including dealers and brokers), investments institutions, insurance companies, pension funds, central governments, large international and supranational organisations and other comparable entities, and other institutional

4

investors including, inter alia, treasuries and finance companies of large commercial enterprises, which trade or invest in securities in the conduct of a business or profession)

OPERATIONAL INFORMATION

35	ISIN Code:	XS0202649934

36	Common Code:	020264993

37	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	Not applicable

38	Delivery:	Delivery against payment

39	The Agents appointed in respect of the Notes are:	Citibank, N.A. London Branch and Dexia Banque International á Luxembourg, société anonyme

GENERAL

40	Additional steps that may only be taken following approval by an Extraordinary Resolution in accordance with Condition 11(a):	Not applicable

41	The aggregate principal amount of Notes issued has been translated into euro at the rate of [•], producing a sum of (for Notes not denominated in euro):	Not applicable

LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the Euro 5,000,000,000 Guaranteed Euro Medium Term Note Programme of Repsol International Finance B.V.

STABILISING

In connection with this issue, Merrill Lynch International (the “Stabilising Agent”) or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. However, there may be no obligation on the Stabilising Agent or any person acting for it to do this. Such stabilising, if commenced shall be in compliance with all applicable laws, regulations and rules and, may be discontinued at any time, and must be brought to an end after a limited period.

MATERIAL ADVERSE CHANGE STATEMENT

There has been no significant change in the financial or trading position of the Issuer, the Guarantor or of the Group as a whole since 30 June 2004 and no material adverse change in the financial position or prospects of the Issuer, the Guarantor or of the Group as a whole since 31 December 2003.

STATEMENT FOR THE PURPOSE OF THE DUTCH SECURITIES REGULATIONS

The offer of the Notes, the Offering Circular, this Pricing Supplement and each announcement of the offer of Notes comply with the laws and regulations of any state where the persons to whom the offer is made are resident.

5

The statement above has also been submitted to the Netherlands Authority for the Financial Markets.

OTHER INFORMATION

On 1 September 2004, a new insolvency law (Ley 22/2003 ) came into force in Spain which law shall be applicable in the event of insolvency or bankruptcy of the Guarantor. Such law has replaced a number of pre-existing laws and regulations and has substantially changed and modernised Spanish insolvency proceedings and creditors’ rights in such proceedings.

RESPONSIBILITY

The Issuer and the Guarantor accept responsibility for the information contained in this Pricing Supplement which, when read together with the Offering Circular referred to above, contains all information that is material in the context of the issue of the Notes.

Signed on behalf of the Issuer:

By:		By:
	Duly authorised		Duly authorised

Signed on behalf of the Guarantor

By:
Duly authorised

6